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                                                                   EXHIBIT D(2)


         VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
                      NEW YORK TIME ON THE EXPIRATION DATE

CONTROL NO. ___________   MAXIMUM PRIMARY SUBSCRIPTION SHARES AVAILABLE ________

                    THE GABELLI GLOBAL MULTIMEDIA TRUST INC.
                      SUBSCRIPTION RIGHTS FOR COMMON STOCK

Dear Shareholder:

      IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE BOTH SIDES OF THE TEAR OFF CARD.

      As the registered owner of the Subscription Certificate below, you are entitled to subscribe for the number of shares of Common Stock, $.001 par value per share, of The Gabelli Global Multimedia Trust Inc. (the "Fund"), shown above pursuant to the Primary Subscription Right and upon the terms and conditions and at the Subscription Price for each share of Common Stock specified in the Prospectus relating thereto. The Rights represented hereby include the Over-Subscription Privilege for Rights holders, as described in the Prospectus. Under the Privilege, any number of additional shares may be purchased by a Rights holder if such shares are available and the holder's Primary Subscription Rights have been fully exercised to the extent possible.

      Registered owners who are participants in The Gabelli Global Multimedia Trust Inc. Automatic Dividend Reinvestment and Voluntary Cash Purchase Plan will receive their primary and oversubscription shares via an uncertificated share credit to their existing accounts. To request a stock certificate, participants in the plan must check Box D on the reverse side of the Subscription Certificate below. Registered owners who are not participants in the plan will be automatically issued stock certificates. Stock certificates for primary share subscriptions will be delivered as soon as practicable after receipt of the required completed Subscription Certificate and after full payment has been received and cleared. Stock certificates for oversubscriptions and confirmation statements reflecting uncertificated share credits for dividend reinvestment accounts will be delivered as soon as practicable after the Expiration Date and after all allocations have been effected.

                     THE SUBSCRIPTION RIGHT IS TRANSFERABLE


      PAYMENT MUST BE IN UNITED STATES DOLLARS. ONLY MONEY ORDERS OR CHECKS DRAWN ON A BANK LOCATED IN THE CONTINENTAL UNITED STATES (OR FOR CANADIAN RESIDENTS ONLY, ON A BANK LOCATED IN CANADA) AND MADE PAYABLE TO THE GABELLI GLOBAL MULTIMEDIA TRUST INC. WILL BE ACCEPTED. PLEASE REFERENCE YOUR RIGHTS CARD CONTROL NUMBER ON YOUR CHECK, MONEY ORDER OR NOTICE OF GUARANTEED DELIVERY.


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         VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
                      NEW YORK TIME ON THE EXPIRATION DATE

CONTROL NO. _______   RIGHTS REPRESENTED BY THIS SUBSCRIPTION CERTIFICATE ______
CUSIP NO. 36239Q 109                                       ACCOUNT NO. _________

                    THE GABELLI GLOBAL MULTIMEDIA TRUST INC.
                      SUBSCRIPTION RIGHTS FOR COMMON STOCK
           (COMPLETE APPROPRIATE SECTION ON REVERSE SIDE OF THIS FORM)

      The registered owner of this Subscription Certificate named below, or assigns, is entitled to the number of Rights to subscribe for the Common Stock, $.001 par value, of The Gabelli Global Multimedia Trust Inc. (the "Fund") shown above, in the ratio of one share of Common Stock for each three Rights, pursuant to the Primary Subscription Right and upon the terms and conditions and at the price for each share of Common Stock specified in the Prospectus relating thereto. The Rights represented hereby include the Over-Subscription Privilege for Record Date Stockholders only, as described in the Prospectus. Under this Privilege, any number of additional shares may be purchased by a Record Date Stockholder if such shares are available and the owner's Primary Subscription Rights have been fully exercised to the extent possible and the pro rata allocation requirements have been satisfied. Stock certificates for the shares subscribed for pursuant to the Primary Subscription Right will be delivered as soon as practicable after receipt of the required completed Subscription Certificate and after full payment has been received and cleared. Stock certificates for the shares subscribed for pursuant to the Over-Subscription Privilege will be delivered as soon as practicable after the Expiration Date and after all allocations have been effected. Registered owners who are participants in The Gabelli Global Multimedia Trust Inc. Automatic Dividend Reinvestment and Voluntary Cash Purchase Plan will receive their primary and oversubscription shares via an uncertificated share credit to their existing accounts. To request a stock certificate, participants in the plan should check Box D on the reverse side of this form. Any refund in connection with an over-subscription will be delivered as soon as practicable after the Expiration Date and after all allocations have been effected. The Subscription Certificate may be transferred in the same manner and with the same effect as in the case of a negotiable instrument payable to specific persons, by duly completing and signing the assignment on the reverse side hereof. To subscribe pursuant to the Primary Subscription Right or the Over-Subscription Privilege, three Rights and the Subscription Price are required for each share of Common Stock. Payment of the $____ per share must accompany the Subscription Certificate. See reverse side of forms.

                                       THE GABELLI GLOBAL MULTIMEDIA TRUST INC.

                                       By:
                                          -----------------------------


                                       EQUISERVE TRUST COMPANY

                                       By:
                                          -----------------------------

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To subscribe for your primary shares please complete line "A" on the card below.

Example:

100 shares = 100 rights (100 rights will be AUTOMATICALLY rounded up to 102 rights, the nearest number of rights divisible by three)

102 rights divided by 3 = 34 primary shares

The maximum number of primary subscription shares would be 34.

                               A.   34     x   $____ = $______
                                   (No. of shares)

If you are not subscribing for your full Primary Subscription, check box "E" below and we will attempt to sell any remaining unexercised Rights.

To subscribe for any over-subscription shares please complete line "B" below.

PLEASE NOTE: Only Record Date Stockholders who have exercised their Primary Subscription in full may apply for shares pursuant to the Over-Subscription Privilege.

PAYMENT OF SHARES: Full payment for both the primary and over-subscription shares or a notice of guaranteed delivery must accompany this subscription. Please reference your rights card control number on your check, money order or notice of guaranteed delivery.

If the aggregate Subscription Price paid by a Record Date Stockholder is insufficient to purchase the number of shares of Common Stock that the holder indicates are being subscribed for, or if a Record Date Stockholder does not specify the number of shares of Common Stock to be purchased, then the Record Date Stockholder will be deemed to have exercised first, the Primary Subscription Right (if not already fully exercised) and second, the Over-Subscription Privilege to purchase shares of Common Stock to the full extent of the payment rendered. If the aggregate Subscription Price paid by a Record Date Stockholder exceeds the amount necessary to purchase the number of shares of Common Stock for which the Record Date Stockholder has indicted an intention to subscribe, then the Record Date Stockholder will be deemed to have exercised first, the Primary Subscription Right (if not already fully exercised) and second, the Over-Subscription Privilege to the full extent of the excess payment tendered.

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               Expiration Date ________, 2000 (unless extended)

To:   EQUISERVE                       PLEASE FILL IN ALL APPLICABLE INFORMATION
      Attention: Corporate Actions

                                   By Mail:
                                 P.O. Box 9573
                             Boston, MA 02205-9573


                             By Overnight Courier:
                              40 Campanelli Drive
                              Braintree, MA 02184


                                 By Facsimile:
                                (781) 575-4826

With the original Subscription Certificate to be sent by mail, hand or overnight courier. Confirm facsimile by telephone to (781) 575-4816


                                   By Hand:

               Securities Transfer and Reporting Services, Inc.
                                 c/o EquiServe
                           100 Williams St. Galleria
                              New York, NY 10038


A.   Primary Subscription          ________ x      $____      = $______
     (3 Rights = 1 share)          (No. of Shares)  (Purchase Price)
B.   Over-Subscription Privilege   ________ x      $____      = $______(1)
                                     (Shares)       (Purchase Price)
C.   Amount of Check Enclosed                                 = $______
     (or amount in notice of guaranteed delivery)

D. IF YOU CURRENTLY PARTICIPATE IN THE FUND'S AUTOMATIC DIVIDEND REINVESTMENT AND CASH PURCHASE PLAN AND WISH TO RECEIVE A CERTIFICATE, CHECK HERE [ ]

E.   Sell any Remaining Rights[ ]

F.   Sell all of my Rights[ ]

           (1) The Over-Subscription Privilege can be exercised only by a Record Date Stockholder, as described in the Prospectus, and only if the Rights initially issued to him are exercised to the fullest extent possible.

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SECTION 1. TO SUBSCRIBE: I hereby irrevocably subscribe for the face amount of
Common Stock indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus relating thereto, receipt of which is acknowledged. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed, the Fund may exercise any of the remedies set forth in the Prospectus.


        TO SELL: If I have checked either the box on line E or on line F, I authorize the sale of Rights by the Subscription Agent according to the procedures described in the Prospectus.

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Signature(s) of Subscriber(s)

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Address for delivery of Shares if other than shown on front

If permanent change of address, check here [ ]

Please give your telephone number: (   )
                                         ----------------------------
Please give your e-mail address:
                                 ------------------------------------

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SECTION 2. TO TRANSFER RIGHTS (except pursuant to E or F above):
   For value received, ________ of the Rights represented by the Subscription Certificate are assigned to:


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                         (Print Full Name of Assignee)

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                             (Print Full Address)

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                          Signature(s) of Assignee(s)

IMPORTANT:   The Signature(s) must correspond in every particular, without alteration, with the name(s) as printed on your Subscription
             Certificate.
Your signature must be guaranteed by:
   a) a commercial bank or trust company or
   b) a member firm of a domestic stock exchange or
   c) a savings bank or credit union.
Signature
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Guaranteed                       (Name of Bank or Firm)
By:
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                       (Signature of Officer and Title)